UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007
AAC Group Holding Corp.
American Achievement Corporation
American Achievement Group Holding Corp.
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-121479	20-1854833

Delaware	333-84294	13-4126506

Delaware	333-137067	20-4833998

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)
Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
This Form 8-K/A amends the Current Report on Form 8-K (the “Original Filing”) of American Achievement Corporation (“AAC”), AAC Group Holding Corp. (“AAC Group”) and American Achievement Group Holding Corp. (“Group Holdings” and, together with AAC and AAC Group, the “Registrants”), filed on March 22, 2007, which disclosed that Kris G. Radhakrishnan, age 45, had accepted an offer to become the Vice President, Chief Financial Officer and Treasurer of the Registrants. From September 2004 to March 2006 Mr. Radhakrishnan served as the Vice President and Chief Financial Officer of Resolution Specialty Materials, a global specialty chemical company. From July 2002 to August 2004 Mr. Radhakrishnan served as the Vice President and Controller of Celanese Chemicals, a division of Celanese AG, a global commodity chemicals and specialty chemicals company. From August 2001 to July 2002, Mr. Radhakrishnan served as Director of Finance at Celanese Chemicals. Mr. Radhakrishnan began his employment with the Registrants on April 16, 2007 at which time Sherice Bench transitioned from Chief Financial Officer to Executive Vice President and Secretary of the Registrants. At the time of the Original Filing Mr. Radhakrishnan not yet entered into an employment agreement reflecting his appointment as Vice President, Chief Financial Officer and Treasurer of the Registrants.
Mr. Radhakrishnan entered into an employment agreement with the Registrants as of April 16, 2007. The initial term of his employment agreement is for one year from April 16, 2007, which can be automatically extended for additional one year terms on April 16th of each succeeding year thereafter unless earlier terminated by the Registrants upon not less than two months’ prior notice. The employment agreement provides Mr. Radhakrishnan with an annual salary of $275,000. Under his employment agreement, Mr. Radhakrishnan’s salary is subject to such changes as the Registrant’s Board of Directors may determine from time to time.
Mr. Radhakrishnan’s employment agreement provides that he participates in the Registrants’ employee benefit plans (including incentive bonus plans and incentive stock plans) as the Registrants’ maintain and as may be established for Registrants’ employees from time to time on the same basis as other executive employees are entitled to participate.
Mr. Radhakrishnan’s employment agreement provides that in the event his employment is terminated without “cause” or for “good reason” (each as defined in his employment agreement), he will be entitled to receive 26 bi-weekly payments equal to the average of his bi-weekly compensation in effect within the two years preceding the termination. He will also be entitled to elect the continuation of health benefits at no cost to himself for a period of 12 months. Mr. Radhakrishnan’s employment agreement does not provide him with any payments that are contingent upon a “change in control.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2007	By:	/s/ DONALD PERCENTI
Donald Percenti
Chief Executive Officer